Exhibit 99.1

Save Foods’ Board of Directors Decide to Distribute Plantify Holdings to Stockholders Later in 2024

The Company believes this strategic decision will add value to its stockholders at no additional cost

Neve Yarak, Israel – February 12, 2024 – Save Foods, Inc. (NASDAQ: SVFD) (FSE:80W), a pioneer in sustainable solutions for agriculture, announced today that its board of directors agreed to authorize the Company’s officers to begin preparing a distribution plan of Save Foods’ holdings in Plantify Foods, Inc. (PTFY.V) (“Plantify”), which the Company believes will launch later in 2024.

As of the current date, Save Foods currently holds 85,008,698 Common Shares of Plantify, representing 23.1% of the total number of issued and outstanding Common Shares of Plantify.

The contemplated distribution remains subject to obtaining the requisite legal opinion and regulatory approvals, if and as needed

Plantify Foods, Inc. (www.plantifyfoods.com) listed on the TSX-V (PTFY.V), offers a wide range of clean-label healthy food options that are nutritious, gluten free, non-allergenic, use whole natural ingredients, and are easy to prepare.

About Save Foods:

Save Foods, Inc. is an innovative agri-food tech company that through its three operational arms delivers integrated solutions for improved safety, quality, and sustainability every step of the way from field to fork. Save Foods Ltd., Save Foods’ majority-owned Israeli subsidiary, focuses on post-harvest treatments in fruit and vegetables to control and prevent pathogen contamination, significantly reduce the use of hazardous chemicals, and prolong fresh produce’s shelf life. Nitrousink Ltd., Save Foods’ majority-owned Israeli subsidiary, contributes to tackling greenhouse gas emissions, offering a pioneering solution to mitigate N2O (nitrous oxide) emissions, a potent greenhouse gas with 265 times the global warming impact of carbon dioxide. Nitrousink Ltd., aims to promote agricultural practices that are both environmentally friendly and economically viable. Plantify Foods, Inc., Save Foods’ minority-owned Canadian subsidiary listed on the TSXV, offers a wide range of clean-label healthy food options that are nutritious, gluten free, non-allergenic, use whole natural ingredients, and are easy to prepare. For more information on Save Foods Ltd. and Nitrousink Ltd. visit our website: https://savefoods.co/

Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements. Because such statements deal with future events and are based on our current expectations, they are subject to various risks and uncertainties, including the feasibility and probability of the Company of the distribution taking place pursuant to the contemplated timeframe set forth in the press release, the possibility of obtaining adverse opinions from legal and accounting experts, or the inability to obtain the requisite approvals for consummating such a distribution, and the possibility that the distribution will not confer the monetary benefit to stockholders envisioned by the Company’s board of directors. Actual results, performance or achievements could differ materially from those described in or implied by the statements in this press release. The forward-looking statements contained or implied in this press release are subject to other risks and uncertainties, including market conditions as well as those discussed under the heading “Risk Factors” in Save Foods’ registration statement on Form S-1 filed with the SEC on January 11, 2024, and in any subsequent filings with the SEC. Except as otherwise required by law, we undertake no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. We are not responsible for the contents of third-party websites.

Investor Relations Contacts:

Michal Efraty

+972-(0)52-3044404

michal@efraty.com